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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-3962, Form S-8 No. 333-3824 and Form S-8 No. 333-3826) of
Preferred Networks, Inc. and in the related Prospectuses of our report dated January 22, 1997 with respect to the financial statements of EPS Wireless, Inc. for the year ended December 31, 1995 and the eleven months ended November 30, 1996 included in this Form 8-K/A.


                                                  /s/ ERNST & YOUNG LLP



February 14, 1997